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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                                 Date of Report:
                                SEPTEMBER 1, 1999
                        (Date of Earliest Event Reported)


                                   CYRK, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


             0-21878                                04-3081657
     (Commission File Number)          (I.R.S. Employer Identification No.)


                        3 POND ROAD, GLOUCESTER, MA 01930
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (978) 283-5800
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.   OTHER EVENTS.

         On September 1, 1999, the registrant announced that, pursuant to a Securities Purchase Agreement entered into as of September 1, 1999, The Yucaipa Companies ("YUCAIPA"), a Los Angeles-based investment firm, will invest $25 million in the Company in exchange for convertible preferred stock of Cyrk, Inc. and a warrant to purchase an addition $15 million of convertible preferred stock. The proceeds from the investment will be used for general corporate purposes and to fund the Company's growth and acquisition efforts. As part of the agreement, which will require Cyrk shareholder approval, Ronald W. Burkle, managing partner of Yucaipa, will be appointed chairman of Cyrk's Board of Directors. Patrick D. Brady and Allan Brown will be named co-chief executive officers of Cyrk, and Mr. Brown will be named to Cyrk's Board of Directors.

         Commenting on the investment, Patrick Brady said, "We are very pleased to enter into this relationship with The Yucaipa Companies. Their investment in Cyrk is a clear indication of the value they place on the skills and strong relationships that Cyrk and our subsidiary, Simon Marketing, have built over the years. This investment strengthens our competitive position in the marketplace, enhances our capital base and aligns us with a very capable and reputable company with a strong history of delivering shareholder value. Furthermore, Yucaipa's expanding presence in Web-based businesses is a tremendous asset to Cyrk's rapidly growing Internet initiatives."



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         Allan Brown added, "Simon Marketing values its decades-long relationship with the McDonald's system as well as our newer clients such as Chevron, Blockbuster and Toys "R" Us. Our reputation is based upon developing unique and innovative promotional programs that help grow our clients' businesses. This new arrangement will allow us to bring even greater innovation and resources to these trusted relationships and to expand our business in the future."

         Ronald Burkle of Yucaipa said, "We are pleased to be part of another company that serves the McDonald's system with the highest degree of quality standards and service. Cyrk and Simon Marketing are clear leaders in delivering high-impact promotional programs for companies including Phillip Morris, Ty, Inc. and The Coca-Cola Company. They have consistently proven their ability to create competitive advantages for clients seeking increased brand equity and customer loyalty. We are hopeful that, through an association with Yucaipa, Cyrk and Simon Marketing can provide additional value-added services to McDonald's and their other clients."

         Under the terms of the agreement, Yucaipa will purchase 25,000 newly-issued convertible preferred shares of Cyrk which shall pay an annual dividend of 4% and shall initially be convertible into Cyrk common stock at $8.25 a share. Yucaipa shall also receive a warrant to purchase an additional 15,000 convertible preferred shares, initially convertible at $9.00 per share. Upon the close of the transaction and the exercising of the warrant, Yucaipa's 23% stake, on an as-converted basis, will make it Cyrk's largest shareholder. Under the agreement, Cyrk would nominate three Yucaipa designees, including Mr. Burkle, to a seven-person Cyrk Board of Directors, which would include Mr. Brady and Mr. Brown.


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         This Form 8-K contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in Exhibit 99.1 to the Company's First Quarter 1999 Report on Form 10-Q. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.

ITEM 7.   EXHIBITS:

         EXHIBIT 2.1 Securities Purchase Agreement between Cyrk, Inc. and Overseas Toys, L.P., dated September 1, 1999.

         EXHIBIT 3.1 Form of Certificate of Designation regarding the Series A Senior Cumulative Participating Convertible Preferred Stock to be issued to Overseas Toys, L.P.

         EXHIBIT 4.1       Form of Warrant.

         EXHIBIT 4.2 Form of Registration Rights Agreement between Cyrk, Inc. and Overseas Toys, L.P.

         EXHIBIT 10.1 Form of Management Agreement between Cyrk, Inc. and The Yucaipa Companies.

         EXHIBIT 10.2      Employment Agreement between Cyrk, Inc. and Allan
                           Brown.

         EXHIBIT 10.3      Employment Agreement between Cyrk, Inc. and Patrick
                           Brady.

         EXHIBIT 99.1 Termination Agreement among Cyrk, Inc., Patrick Brady, Allan Brown, Gregory Shlopak, Eric Stanton, and Eric Stanton Self-Declaration of Revocable Trust.


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SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                          CYRK, INC.

Date:  September 3, 1999                  By: /s/ Dominic F. Mammola
                                              -----------------------------
                                              Dominic F. Mammola,
                                              Chief Financial Officer